UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2023

METAL SKY STAR ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41344	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 West 31st Street, 9th Floor New York, NY	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (332) 237-6141

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, $0.001 par value, one redeemable warrant, and one right	MSSAU	The Nasdaq Stock Market LLC
Ordinary Shares, $0.001 par value	MSSA	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Ordinary Share at an exercise price of $11.50 per share	MSSAW	The Nasdaq Stock Market LLC
Rights to receive one-tenth (1/10th) of one Ordinary Share	MSSAR	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 1.02 below is incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on April 12, 2023, Metal Sky Acquisition Corporation (the “Metal Sky”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Future Dao Group Holding Limited, a Cayman Islands exempted company (the “Future Dao”), and Future Dao League Limited, a Cayman Islands exempted company and wholly owned subsidiary of Future Dao (the “Merger Sub”).

Termination of Merger Agreement

On October 6, 2023, the parties to the Merger Agreement entered into a Termination of Agreement and Plan of Merger (the “Termination Agreement”), pursuant to which, among other things, the parties agreed to mutually terminate the Merger Agreement, pursuant to Section 10.01 (a) of the Merger Agreement, effective as of October 6, 2023 (the “Termination”).

As a result of the Termination, the Merger Agreement will be of no further force and effect except as provided in Section 10.02 of the Merger Agreement, and the Transaction Agreements (as defined in the Merger Agreement) will either be terminated in accordance with their terms or be of no further force and effect. Neither party will be required to pay the other any fees or expenses as a result of the Termination. Metal Sky, Future Dao and Merger Sub have also agreed on behalf of themselves and their respective related parties, to a release of claims relating to the transactions contemplated under the Merger Agreement.

The foregoing description of the Termination and the Termination Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the full text of the Termination Agreement, a copy of which is attached hereto as Exhibit 10.1, and the full text of the Merger Agreement, a copy of which was previously filed with the U.S. Securities and Exchange Commission (the “SEC”) as Exhibit 2.1 to our Current Report on Form 8-K on April 17, 2023.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Termination Agreement dated October 6, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 6, 2023	Metal Sky Star Acquisition Corporation

	By:	/s/ Wenxi He
	Name:	Wenxi He
	Title:	Chief Executive Officer

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